UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 28, 2010
AVIAT NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33278	20-5961564

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Address of principal executive offices: 5200 Great America Parkway, Santa Clara, CA 95054
Registrant’s telephone number, including area code: (408) 567-7000
(Former address, if changed since last report): 637 Davis Drive, Morrisville, North Carolina 27560
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     The Board of Directors of Aviat Networks, Inc. (the “Company”), has appointed its Chairman of the Board of Directors, Charles D. Kissner, 63, as the new Chief Executive Officer of the Company, effective June 28, 2010. Mr. Kissner is replacing Harald J. Braun, the former President and Chief Executive Officer of the Company, whose employment with the Company ended effective as of June 29, 2010. Mr. Braun will be entitled to receive severance compensation pursuant to the terms and conditions of his Employment Agreement, dated April 8, 2008, which was previously disclosed by the Company in a Current Report on Form 8-K filed on April 9, 2008 and a copy of which was filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 28, 2008 and filed on May 6, 2008. (Such filings were made under the Company’s former name, Harris Stratex Networks, Inc.) Mr. Braun has resigned as a director of the Company, effective immediately.
     Mr. Kissner will continue to serve as the Chairman of the Board of Directors of the Company. Coincident with the appointment of Mr. Kissner as Chief Executive Officer, the Board of Directors of the Company has appointed Dr. James C. Stoffel as Lead Independent Director.
     Mr. Kissner has been a director of the Company since our merger with Stratex Networks, Inc. (“Stratex”) in January 2007. Mr. Kissner served as Chief Executive Officer of Stratex from July 1995 through May 2000, and again from October 2001 to May 2006. He was elected a director of Stratex in July 1995 and Chairman in August 1996, a position which he held through 2006. Mr. Kissner also served as Vice President and General Manager of M/A-COM, Inc., a manufacturer of radio and microwave communications products, from July 1993 to July 1995. Prior to that, he was President and CEO of Aristacom International, a communications software company, and Executive Vice President and a Director of Fujitsu Network Switching, Inc. He also held a number of executive positions at AT&T (now Alcatel-Lucent). Mr. Kissner currently serves on the board of directors of SonicWALL, Inc., a provider of Internet security solutions, Shoretel, Inc., an IP business telephony systems company and Meru Networks, Inc., a provider of virtualized wireless LAN solutions.
     A copy of the press release announcing Mr. Kissner’s appointment as Chief Executive Officer of the Company is attached as Exhibit 99.1 and is incorporated by reference in partial response to this item.
     In connection with the hiring of Mr. Kissner, the Company and Mr. Kissner entered into an Employment Agreement (the “Employment Agreement”), effective as of June 28, 2010. A copy of the Employment Agreement is attached as Exhibit 10.1 and is incorporated by reference in partial response to this item. The following description is not a complete description of all of the terms of the Employment Agreement, which investors should read in its entirety.
•	The Employment Agreement has no specified term, and the Company may terminate the Employment Agreement with or without cause at any time. Mr. Kissner may terminate the Employment Agreement with at least 10 days’ notice to the Company.
•	The Employment Agreement currently provides for an annual base salary of $695,000, subject to annual adjustment by the Board of Directors. Starting with the Company’s 2011 fiscal year, Mr. Kissner will be eligible to participate in the Company’s Annual Incentive Plan, with a target annual bonus of 100% of base salary, based on the achievement of the same performance objectives, floors and caps determined by the Board of Directors for executives generally. Starting with the Company’s 2011 fiscal year, Mr. Kissner will also be eligible to participate in the Company’s Long-Term Incentive Program, as defined by the Board of Directors. The fair value of Mr. Kissner’s initial award under the Long-Term Incentive Plan will be $1,400,000, as determined at the grant date under U.S. generally accepted accounting principles. The Company believes that the award will consist of the following elements of equity based compensation: (a) one-third of such value will be represented by stock options with a three-year vesting period (with fifty percent of such options vesting on the first anniversary of grant and twenty-five percent of such options vesting on each of the second and third anniversaries of grant), (b) one-third of such value will be represented by performance shares subject to minimum financial performance goal achievement for the three-year period ending with the Company’s 2013 fiscal year and the continued employment of Mr. Kissner at the end of such three-year period, and (c) one-third of such value will be represented by restricted stock with a three-year vesting period (with one-third of such restricted stock vesting annually). However, the Board of Directors may, in its sole discretion, accelerate vesting of the options, performance shares and/or restricted stock. The actual terms of Mr. Kissner’s Long-Term Incentive Program award are subject to determination by the Board of Directors, and may differ from the preceding description.
•	If Mr. Kissner resigns from the Company without good reason, he will not be entitled to any compensation or benefits from the Company beyond what has been earned through the date of termination of employment. For purposes of the Employment Agreement, if Mr. Kissner resigns from his employment with the Company without good reason, no part of the Annual Incentive Plan for the year in which such resignation occurs, no part of the performance shares of the multi-year period in which such resignation occurs and no part of the unvested options or restricted stock will be deemed earned.

•	If Mr. Kissner’s employment by the Company is terminated by the Company for “cause,” as defined in the Employment Agreement, he will not be entitled to any compensation or benefits from the Company beyond what has been earned through the date of such termination.
•	If Mr. Kissner’s employment by the Company is terminated by the Company without cause or by reason of death or incapacity and he signs a general release in favor of the Company, Mr. Kissner will be entitled to the following severance benefits: (a) all compensation and benefits that is earned but unpaid through the date of termination, (b) monthly severance payments at his final base salary rate through the later of (i) the first anniversary of his termination and (ii) June 28, 2012, (c) payment of premiums necessary to continue group health insurance under COBRA (or other comparable health insurance coverage) during the period in which the Company continues to pay monthly severance payments to Mr. Kissner, or if sooner, until Mr. Kissner becomes eligible under another employer’s plan and (d) the prorated portion of any Annual Incentive Plan bonus that Mr. Kissner would have earned, if any, during the Annual Incentive Plan period in which Mr. Kissner’s employment terminates.
•	If Mr. Kissner resigns from his employment with the Company for good reason and signs a release in favor of the Company, he will be entitled to the same severance benefits and payments payable by the Company in the event of a termination by the Company without cause, as described above.
•	Mr. Kissner is subject to non-compete provisions during the term of the Employment Agreement and the period during which he receives severance payments under the Employment Agreement. Furthermore, Mr. Kissner is subject to non-solicitation covenants during the term of his employment with the Company and for a period of 18 months after termination.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.
     The following exhibits are furnished herewith:

10.1	Employment Agreement, dated June 28, 2010, between Aviat Networks, Inc. and Charles D. Kissner
99.1	Press Release, issued by Aviat Networks, Inc. on June 28, 2010

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIAT NETWORKS, INC.
	By:	/s/ Thomas L. Cronan, III
		Name:	Thomas L. Cronan
Date: July 1, 2010		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.
Under
Regulation S-K,
Item 601	Description
10.1	Employment Agreement, dated June 28, 2010, between Aviat Networks, Inc. and Charles D. Kissner
99.1	Press Release, issued by Aviat Networks, Inc. on June 28, 2010